INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Netbank, Inc. on Form S-8 of our report dated March 20, 2000 appearing in the Annual Report on Form 10-K of NetBank, Inc. for the year ended December 31, 1999.



                                        /s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
December 5, 2000